Exhibit (h)(viii)(a)

FIRST AMENDMENT TO

PARTICIPATION AGREEMENT

WHEREAS, The Guardian Insurance and Annuity Company, Inc., Guardian Investor Services LLC, and Value Line Securities, Inc. (collectively, “the parties”) have entered into the Participation Agreement (“Agreement”) dated as of April 4, 2003.

WHEREAS, the parties agree to the following Amendment to update the list of separate accounts by including an Amended and Restated Schedule A to the Agreement, such Amendment is made and entered into as of June 2, 2008.

All provisions of the Agreement, except those which are explicitly changed above by this amendment shall remain in full force and effect.

NOW, THEREFORE, in consideration of the mutual benefits and promises contained herein, the parties hereby amend the Agreement as follows:

Schedule A is replaced in its entirety with “Amended and Restated Schedule A, Effective as of June 2, 2008” which is attached to this Amendment; and,

IN WITNESS WHEREOF, the undersigned have executed this Participation Agreement Amendment as of the date set forth above.

The Guardian Insurance & Annuity Company, Inc.	Value Line Securities, Inc

By:	By:
Name:	Name:
Title:	Title:

Guardian Investor Services LLC

By:
Name:
Title:

AMENDED AND RESTATED

SCHEDULE A

Effective as of June 2, 2008

Name of Separate Account and Date Established by Board of Directors	Form Numbers and Names of Contracts Funded by Separate Account

Separate Account E	The Guardian Investor Retirement Asset 1996 Manager (Form IVA-2020)

Separate Account F 2000	The Guardian C+C Variable Annuity (Form IVA-2040) The Guardian CXC Variable Annuity (Form IVA-2070)

Separate Account Q March 14, 2002	The Guardian Investor Income Access Variable Annuity (Form IVA-2050)

Separate Account A 1981	Value Guard II Form IVA-2006

Separate Account D August 1989	The Guardian Investor Form IVA-2008

Separate Account C August 10, 1988	SelectGuard Variable Life

Separate Account B November 1984	ValuePlus Variable life

Separate Account K November 19, 1993	Park Avenue Life ‘95 Park Avenue Life ‘97 Park Avenue Millennium

Separate Account M February 27,1997	Variable Universal Life ‘97

Separate Account N September 23, 1999	Variable Universal Life Millennium Series Survivorship Variable Universal Life – Millennium Series Flexible Solutions VUL
Flexible Solutions VUL – Gold Series
Executive Benefits VUL

Separate Account R February 24, 2000	The Guardian Investor Asset Builder Variable Annuity (Form-IVA 2060)